Exhibit 99.5

CENTRAL PACIFIC FINANCIAL CORP.
BENEFICIAL OWNER ELECTION FORM

The undersigned acknowledge(s) receipt of your letter and the enclosed materials relating to the distribution of transferable rights to purchase shares of common stock, no par value per share (“Common Stock”), of Central Pacific Financial Corp.

I (we) hereby instruct you as follows:

(CHECK THE APPLICABLE BOXES AND PROVIDE ALL REQUIRED INFORMATION)

Box 1. ☐ Please DO NOT EXERCISE RIGHTS for Common Stock.

Box 2. ☐ Please EXERCISE RIGHTS for Common Stock as set forth below:

Basic Subscription Right

I exercise	_______________ rights	x	1.3081	=
	(no. of your rights)		(ratio)		(no. of new shares, rounded down to nearest whole share)
Therefore, I apply for	____________________	x	$10.00	=	$
	(no. of new whole shares)		(subscription price)		(amount enclosed)

Over-Subscription Privilege

If you fully exercise your Basic Subscription Right, and wish to subscribe for additional shares, you may exercise your Over-Subscription Privilege. Exercise of your Over-Subscription Privilege is subject to limitation and allocation as described in the Prospectus.

I apply for	____________________	x	$10.00	=	$
	(no. of whole shares)		(subscription price)		(additional amount enclosed)

Total Payment Required (sum of basic plus over-subscription amounts):  $

I am (we are) making the total payment required in the following manner:

☐ Payment in the following amount is enclosed:  $               and/or

☐ Please deduct payment of $           from the following account maintained by you as follows:

Type of Account	Account No.

(The total of the above two boxes must equal the “Total Payment Required” specified above.)

Box 3. ☐ Please sell ______________ of my (our) rights for Common Shares.
(number of rights)

I (we) on my (our) own behalf, or on behalf of any person(s) on whose behalf, or under whose directions, I am (we are) signing this form:

•    represent and warrant that I am a (we are) resident(s) of the United States or, if I am (we are) not, have provided evidence satisfactory to Central Pacific Financial Corp. that the exercise of my (our) rights does not violate the laws of my (our) jurisdiction;

•             irrevocably elect to purchase the number of shares of Common Stock indicated above on the terms set forth in the prospectus; and

•             agree that if I (we) fail to pay for the shares I (we) have elected to purchase, you may exercise any remedies available to you under law.

Name(s) of beneficial owner(s):

Signature(s) of beneficial owner(s):

If you are signing in your capacity as a trustee, executor, administrator, guardian, attorney-in-fact, agent, officer of a corporation or acting in a fiduciary or representative capacity, please provide the following information:

Name:

Capacity:

Address (including Zip Code):

Telephone Number: